SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                        ---------------------------------



                                 AMENDMENT NO. 2
                                       TO
                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               ------------------

        Date of Report (Date of earliest event reported): April 15, 1998

                               -------------------

                              AETRIUM INCORPORATED

             (Exact name of registrant as specified in its charter)

        Minnesota                     0-22166                     41-1439182
(State of Incorporation)            (Commission               (I.R.S. Employer
                                    File Number)             Identification No.)


               2350 Helen Street, North St. Paul, Minnesota 55109
               (Address of principal executive offices)  (zip code)


       Registrant's telephone number, including area code: (612) 704-1800

The undersigned registrant, Aetrium Incorporated ("Aetrium"), hereby amends the financial statements and other portions of Amendment No. 1 to its Current Report on Form 8-K/A, filed with the Securities and Exchange Commission (the "Commission") on June 15, 1998, to correct certain typographical errors that occurred in the formatting of the financial statements filed with the Commission. The original filing of the Form 8-K was filed with the Commission on April 15, 1998 and described Aetrium's acquisition of the semiconductor equipment division of WEB Technology, Inc. ("WEB").

Item 7 of Aetrium's Amendment No. 1 to its Current Report on Form 8-K/A dated June 15, 1998, is hereby amended to correct certain typographical errors that occurred in the formatting of the financial statements in Item 7(a) below.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         a.       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.


                  Report of Independent Accountants

                  Balance Sheet as of December 31, 1997

                  Statement of Operations for the Year Ended December 31, 1997

                  Statement of Cash Flows for the Year Ended December 31, 1997

                  Notes to Financial Statements

                  Balance Sheet (unaudited) as of March 31, 1998

                  Statement of Income (unaudited) for the Three Months Ended March 31, 1998

                  Statement of Cash Flows (unaudited) for the Three Months Ended March 31, 1998

                  Notes to Financial Statements



         b.       PRO FORMA FINANCIAL INFORMATION.


                  Company's Report Regarding Pro Forma Consolidated Financial Statements (unaudited)

                  Pro Forma Consolidated Balance Sheet (unaudited) as of March 31, 1998

                  Pro Forma Consolidated Statement of Income (unaudited) for the Year Ended December 31, 1997

                  Pro Forma Consolidated Statement of Income (unaudited) for the Three Months Ended March 31, 1998

                  Notes to Unaudited Pro Forma Consolidated Financial Statements


         c.       EXHIBITS.

                  23.1     Consent of Jonathan Cocks & Associates

                  27.1     Financial Data Schedule.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of WEB Technology,
Inc.:

We have audited the accompanying balance sheet of the Equipment Division of WEB Technology, Inc. as of December 31, 1997, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Equipment Division of WEB Technology, Inc. as of December 31, 1997, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the accompanying financial statements, the Equipment Division of WEB Technology, Inc. was sold to a third party in April 1998.


/s/ Jonathan Cocks


Jonathan Cocks & Associates
29 N. Central Expressway, Suite 250
Richardson, Texas 75080
April 17, 1998

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.

                                  BALANCE SHEET

                                December 31, 1997

                            ASSETS
Current assets:

Accounts receivable (net of allowance for doubtful accounts)                       $1,713,497
Inventories:
   Raw materials                                                        618,866
   Work-in-progress                                                   1,191,441     1,810,307
                                                                     ----------
Other current assets                                                                    2,701
                                                                                   ----------
Total current assets                                                                3,526,505

Equipment and improvements (net of accumulated depreciation
   and amortization of $297,669)                                                      173,200

Other assets:
   Patent (net of accumulated amortization of $1,884)                $    2,374
   Deposit                                                               10,855        13,229
                                                                     ----------    ----------

   Total assets                                                                    $3,712,934
                                                                                   ==========


               LIABILITIES AND NET ASSETS

Current liabilities:

   Accounts payable - trade                                                        $  571,860
   Current portion of long-term obligation                                              6,529
   Accrued and other current liabilities                                              341,215
                                                                                   ----------
                        Total current liabilities                                     919,604


Long-term obligation                                                                   32,782

Commitments and contingencies                                                            --

Net assets                                                                          2,760,548
                                                                                   ----------

                        Total liabilities and net assets                           $3,712,934
                                                                                   ==========



    The accompanying notes are an integral part of the financial statements.

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.

                             STATEMENT OF OPERATIONS

                      for the year ended December 31, 1997

Net sales and operating revenues                                                   $6,805,756

Cost of goods sold                                                                  3,020,599
                                                                                   ----------
   Gross profit                                                                     3,785,157

Operating costs and expenses:
   General and administrative                                                       1,672,105
   Marketing and selling                                                            1,002,077
   Research and development                                                           621,234
   Service                                                                            117,850
                                                                                   ----------

                                                                                    3,413,266
                                                                                   ----------

   Net income                                                                      $  371,891
                                                                                   ==========


    The accompanying notes are an integral part of the financial statements.

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.

                             STATEMENT OF CASH FLOWS

                      for the year ended December 31, 1997

Cash flows from operating activities:

   Net income                                                                      $ 371,891

   Adjustments to reconcile net income to net cash used in operating activities:
      Depreciation and amortization                                                   82,223
      Changes in current assets and liabilities:
         Increase in accounts receivable                                            (649,987)
         Increase in inventories                                                    (725,650)
         Increase in accounts payable                                                297,337
         Increase in accrued and other current liabilities                            36,167
                                                                                   ---------
            Total adjustments                                                       (959,910)
                                                                                   ---------

               Net cash used in operating activities                                (588,019)

Cash flows used in investing activities:

   Capital expenditures                                                             (114,016)

Cash flows from financing activities:
   Bank borrowing                                                                     39,924
   Net advances from other divisions                                                 662,111
                                                                                   ---------

               Net cash provided by financing activities                           $ 702,035
                                                                                   ---------

Net change in cash balance                                                         $       0
                                                                                   =========


    The accompanying notes are an integral part of the financial statements.

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.          Business Description:

            The Equipment Division of WEB Technology, Inc. (the "Division") specializes in the design, development, manufacturing and marketing of a variety of electromechanical equipment used by the semiconductor industry to handle and test integrated circuits. Generally, the Division's products are designed and manufactured to its customers' specific orders and specifications.

2.          Basis of Presentation and Other Matters:

            WEB Technology, Inc. (the "Company") is a Delaware corporation consisting of the Equipment, Fluids and Corporate Divisions. In March 1998 the Company entered into a Purchase and Sale Agreement (the "Agreement") with Aetrium Incorporated ("Aetrium") regarding the sale of certain assets to and assumption of various liabilities by (collectively referred to as the "Net Assets") Aetrium. The Division is composed of the Net Assets referred to in the Agreement. The transaction contemplated by the Agreement was finalized and consummated in April 1998.

            The accompanying financial statements include only the Division's accounts. The Division has allocated certain costs and expenses directly attributable to the Company's corporate activities and originally recorded in the Division's accounts back to the Corporate Division. In addition, the Division has allocated a portion of its remaining overhead costs and expenses to the Company's Corporate Division. Management believes the overhead costs and expenses allocated from the Equipment Division to the Corporate Division reasonably reflects the corporate costs originally absorbed by the Equipment Division.

            The Division's financial statements include interest costs only for assets specifically financed for use by the Division. Interest costs associated with working capital and related financing needs are included in the Corporate Division.

            The preparation of financial statements in accordance with generally accepted accounting principles requires Division and Company management to make estimates and assumptions that effect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of that date as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.          Summary of Significant Accounting Policies:

            Accounts Receivable and Related Credit Risks

            The Division's customers consist primarily of major manufacturers in the semiconductor and related high technology industries. They are principally located in Asia, Europe and North America. The Division performs periodic credit evaluations of its customers and closely monitors credit extensions. While most of its accounts receivable are unsecured, the Division does require irrevocable letters of credit or other acceptable collateral from certain foreign and smaller domestic customers. The Division has not historically experienced significant losses on its trade receivables.

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.

3.          Summary of Significant Accounting Policies (Continued):

            Accounts Receivable and Related Credit Risks, continued

            The Company has obtained various loans and credit lines from a bank located in Dallas, Texas. Substantially all of the Company assets, including those attributed to the Division, have been pledged as collateral for these obligations.

            Inventories

            Inventories are valued at the lower of cost or market, with cost determined on a first-in, first-out basis.

            Equipment and Improvements

            Equipment and improvements are stated at cost. Depreciation and amortization are computed for financial and tax reporting purposes over the assets' estimated remaining service lives using various accelerated methods. Gains and losses from disposition are included in operations in the period incurred.

            Intangibles

            Patents and other intangible costs are stated at cost and are amortized over the assets' estimated remaining service lives (which does not exceed seventeen years) using the straight-line method. Management periodically reviews the carrying values of its intangible assets in order to determine whether any potential impairment exists.

            Revenue Recognition and Warranty Costs

            Revenue is recognized and estimated product warranty costs are accrued at the time of product shipment.

            Research and Development

            Expenditures for research and development, including any software development, are expensed as incurred.

            Employee Benefit Plans

            The Division's employees participate in various employee benefit plans provided by the Company. All of these plans are defined contribution plans. Except for the Company's 401-K Plan, there are no post-retirement benefit plans.

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.

3.          Summary of Significant Accounting Policies (Continued):

            Income Taxes

            The Company and its shareholders have elected to be taxed as a Subchapter S corporation. The shareholders are subject to income taxes on their respective shares of the Company's (including the Division's) income, deductions, etc. Accordingly, the Division's financial statements do not show any provision for income taxes in the statement of operations or any related liability in the balance sheet.

4.          Long-Term Obligation:

            This obligation is a note payable to a bank. It is payable in sixty monthly principal and interest (stated rate of 8.75% at December 31, 1997) installments of $826 through December 2002 and is collateralized by certain equipment. Minimum scheduled principal payments for each of the years ending December 31, are as follows:
            1998 - $6,529; 1999 - $7,337; 2000 - $8,705; 2001 - $8,799; and 2002
            - $7,941.

            In connection with the purchase and sale transaction to Aetrium discussed in Note 2, Aetrium assumed responsibility for this obligation in April 1998.

5.          Commitment:

            The Company leases office and manufacturing space in Dallas, Texas under a non-cancelable operating lease. The Division's operations are located in this space. In connection with the purchase and sale transaction to Aetrium discussed in Note 2, Aetrium also assumed responsibility for the Company's lease in April 1998.

6.          Related Party Transactions:

            The Division purchases various inventory components from entities in which the Company has either a significant (20% or greater) or majority (greater than 50%) ownership interest. For the year ended December 31, 1997 these purchases amounted to approximately $907,000.

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.
                                  BALANCE SHEET
                                 MARCH 31, 1998
                                 (in thousands)
                                   (Unaudited)


             ASSETS
------------------------------------


Current assets:
  Accounts receivable, net                $   2,237
  Inventories                                 1,932
                                          ---------
    Total current assets                      4,169
                                          ---------

Equipment and improvements (net of
accumulated depreciation of $ 326)              127
                                          ---------

Other assets                                     14
                                          ---------

              Total assets                $   4,310
                                          =========



   LIABILITIES AND NET ASSETS
------------------------------------

Current liabilities:
  Trade accounts payable                  $     619
  Accrued liabilities                           819
                                          ---------
    Total current liabilities                 1,438
                                          ---------


Net assets                                    2,872
                                          ---------


    Total liabilities and net assets      $   4,310
                                          =========


See accompanying notes to financial statements.

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.
                               STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1998
                                 (in thousands)
                                   (Unaudited)


Net sales                                   $   2,994
Cost of goods sold                              1,149
                                            ---------
  Gross profit                                  1,845
                                            ---------

Operating expenses:
  Selling, general, and administrative            956
  Research and development                        151
                                            ---------
    Total operating expenses                    1,107
                                            ---------

Net income                                  $     738
                                            =========


                 See accompanying notes to financial statements.

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.
                             STATEMENT OF CASH FLOWS
                        THREE MONTHS ENDED MARCH 31, 1998
                                 (in thousands)
                                   (Unaudited)


Cash flows from operating activities:
   Net income                                           $     738
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation                                            46
       Changes in current assets and liabilities:
           Accounts receivable, net                          (524)
           Inventories                                       (122)
           Other current assets                                 3
           Other assets                                        (1)
           Trade accounts payable                              47
           Accrued liabilities                                478
                                                        ---------
           Net cash provided by operating activities          665
                                                        ---------


Cash flows from financing activities:
           Reduce long-term debt                              (39)
           Net advances to other divisions                   (626)

                                                        ---------
          Net cash used in financing activities              (665)
                                                        ---------

                                                        ---------
Net change in cash balance                              $       0
                                                        =========


                 See accompanying notes to financial statements.

                   EQUIPMENT DIVISION OF WEB TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.       Business Description.

         The Equipment Division of WEB Technology, Inc. (the "Division") specializes in the design, development, manufacturing and marketing of a variety of electromechanical equipment used by the semiconductor industry to handle and test integrated circuits.

2.       Basis of Presentation and Other Matters.

         WEB Technology, Inc. (the "Company") is a Delaware corporation consisting of the Equipment, Fluids and Corporate Divisions. In March 1998 the Company entered into an agreement with Aetrium Incorporated ("Aetrium") whereby Aetrium would purchase substantially all the assets and assume certain liabilities of the Division. The acquisition transaction was closed on April 1, 1998.

         The accompanying financial statements include only the Division's accounts. The Division has allocated certain costs and expenses directly attributable to the Company's corporate activities and originally recorded in the Division's accounts back to the Corporate Division. In addition, the Division has allocated a portion of its remaining overhead costs and expenses to the Company's Corporate Division. Management believes the overhead costs and expenses allocated from the Equipment Division to the Corporate Division reasonably reflects the corporate costs originally absorbed by the Equipment Division.

         The Division's financial statements include interest costs only for assets specifically financed for use by the Division. Interest costs associated with working capital and related financing needs are included in the Corporate Division.

3.       Interim Financial Reporting

         In the opinion of management, the accompanying unaudited financial statements include all adjustments necessary to present fairly the financial position, results of operations, and changes in cash flows for the interim period presented.

         Certain footnote information has been condensed or omitted from these financial statements. Therefore, these financial statements should be read in conjunction with the financial statements and accompanying footnotes included in the audited financial statements for the year ended December 31, 1997.


4.       Inventories.

         Inventories as of March 31, 1998 consist of the following:

                   Raw Materials                      $ 648,000
                   Work in Progress                   1,284,000
                                                     ----------
                   Total                             $1,932,000
                                                     ==========

5.       Income Taxes.

         The Company and its shareholders have elected to be taxed as a Subchapter S corporation. The shareholders are subject to income taxes on their respective shares of the Company's (including the Division's) income, deductions, etc. Accordingly, the Division's financial statements do not show any provision for income taxes in the statement of income or any related liability in the balance sheet.

6.       Related Party Transactions

         The Division purchases various inventory components from entities in which the Company has either a significant (20% or greater) or majority (greater than 50%) ownership interest. For the three months ended March 31, 1998 these purchases amounted to approximately $ 322,000.

                              AETRIUM INCORPORATED

     COMPANY'S REPORT REGARDING PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

On April 1, 1998 Aetrium Incorporated ("Aetrium" or the "Company") purchased substantially all of the assets and assumed certain liabilities of the Equipment Division of WEB Technology, Inc. ("WEB"), a company which consisted of several business units in addition to the Equipment Division. The Equipment Division ( or the "Division") specializes in the design, development, manufacturing and marketing of a variety of electromechanical equipment used by the semiconductor industry to handle and test integrated circuits. The acquisition was made pursuant to an Asset Purchase Agreement dated March 20, 1998 by and between the Company and WEB. The consideration given for the net assets acquired was $ 7,835,000 and 900,000 shares of Aetrium common stock valued at $15,412,500. In addition, $ 320,000 in estimated acquisition-related costs were recorded in connection with the transaction. Funds used for the acquisition were from the proceeds of a stock offering completed in 1995 and from cash generated from operations of the Company.

The accompanying pro forma consolidated balance sheet gives effect to the acquisition as if the transaction had occurred on March 31, 1998. The pro forma consolidated statements of income for the year ended December 31, 1997 and the three months ended March 31, 1998 show combined results of operations as if the acquisition had occurred on January 1, 1997. Pro forma adjustments include the following:

     1. The pro forma balance sheet includes adjustments reflecting the payment of the $ 7,835,000 in cash, the issuance of the 900,000 shares of Aetrium common stock, and the accrual of $ 320,000 of acquisition-related expenses.

     2. The pro forma balance sheet reflects the purchase accounting required by APB No. 16, including the recording of the assets acquired and liabilities assumed at their estimated fair values, including intangibles described below.

     3. The pro forma balance sheet reflects the recording of the following intangible assets at their estimated fair values:

                Trained Work Force                       $ 180,000
                Capitalized Technology                   7,086,000
                Research and development in process     12,000,000
                Goodwill                                 1,430,000

          The estimated values of the intangibles above are being determined by a third party appraisal which is substantially complete as of the date of this filing and is expected to be finalized by June 30, 1998. The final appraisal amounts are not expected to be significantly different than the estimated amounts above.

          The pro forma balance sheet assumes that the $ 12,000,000 related to research and development in process, net of $ 4,080,000 income taxes, is charged to retained earnings since the underlying projects have not yet reached technological feasibility and have no future alternative uses. This nonrecurring charge has not been reflected in the pro forma consolidated statements of income.

          The $ 1,430,000 allocated to goodwill represents the excess of the total purchase price over the total estimated fair values of the net assets.

     4.   The pro forma statements of income include adjustments which reflect
          (1) reduced Aetrium interest income due to the pro forma cash outlay for the acquisition and the use of funds to finance the Equipment Division's operations, (2) amortization expense related to the intangibles described above, (3) additional income tax expense attributed to the Division's income, and (4) the issuance of the 900,000 shares of Aetrium common stock.

Pro forma adjustments are based upon current estimates, historical information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial data presented herein are not necessarily indicative of the results the Company would have obtained had such events occurred at the dates indicated above or of the future results of the Company.

                              AETRIUM INCORPORATED
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                 (in thousands)
                                   (Unaudited)

                                          As Historically Reported
                                          ------------------------                          Pro
                                                       Equipment         Pro Forma         Forma
      ASSETS                                Aetrium     Division        Adjustments     Consolidated
---------------------------------------    ----------------------       -----------     ------------
                                                                         (Note 1)
Current assets:
  Cash and temporary investments           $   27,241  $        0       $   (7,835)(1A)  $   19,406
  Accounts receivable, net                     15,816       2,237                            18,053
  Inventories                                  17,089       1,932                            19,021
  Deferred tax asset                              784           0              272 (1C)       1,056
  Other current assets                            464           0                0              464
                                           ----------------------       ----------       ----------
    Total current assets                       61,394       4,169           (7,563)          58,000
                                           ----------------------       ----------       ----------

Property and equipment, net                     3,991         127                0            4,118

Noncurrent deferred tax asset                   4,951           0            3,808 (1C)       8,759
Intangible and other assets, net                3,736          14            8,696 (1B)      12,446
                                           ----------------------       ----------       ----------

              Total assets                 $   74,072  $    4,310       $    4,941       $   83,323
                                           ======================       ==========       ==========



  LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------

Current liabilities:
  Trade accounts payable                   $    3,784  $      619                             4,403
  Accrued liabilities                           5,404         819              320 (1A)       6,543
                                           ----------------------       ----------       ----------
    Total current liabilities                   9,188       1,438              320           10,946
                                           ----------------------       ----------       ----------



Shareholders' equity:
  Common Stock                                      9                            1 (1A)          10
  Additional paid-in capital                   46,571                       15,412 (1A)      61,983
  Equipment Division net assets                             2,872           (2,872)(1D)           0
  Retained earnings                            18,304                       (7,920)(1D)      10,384
                                           ----------------------       ----------       ----------
    Total shareholders' equity                 64,884       2,872            4,621           72,377
                                           ----------------------       ----------       ----------

    Total liabilities and shareholders'
      equity                               $   74,072  $    4,310       $    4,941       $   83,323
                                           ======================       ==========       ==========


     See accompanying notes to pro forma consolidated financial statements.

                              AETRIUM INCORPORATED
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                         As Historically Reported
                                         ------------------------                          Pro
                                                        Equipment       Pro Forma         Forma
                                            Aetrium     Division       Adjustments     Consolidated
                                          -----------------------      ----------      ------------
                                                                        (Note 2)
Net sales                                 $   67,575   $    6,806                       $   74,381
Cost of goods sold                            32,917        3,021                           35,938
                                          -----------------------                       ----------
  Gross profit                                34,658        3,785                           38,443
                                          -----------------------                       ----------

Operating expenses:
  Selling, general, and administrative        14,323        2,792             720 (2A)      17,835
  Research and development                    10,492          621                           11,113
   Non-recurring acquisition charge            9,460            0                            9,460
                                          -----------------------      ----------       ----------
    Total operating expenses                  34,275        3,413             720           38,408
                                          -----------------------      ----------       ----------

Income  from operations                          383          372            (720)              35
Other income (expense), net                    1,147            0            (339)(2B)         808
                                          -----------------------      ----------       ----------
Income  before income taxes                    1,530          372          (1,059)             843

Provision for income taxes                      (301)           0             234 (2C)         (67)
                                          -----------------------      ----------       ----------

Net income                                $    1,229   $      372      $     (825)      $      776
                                          =======================      ==========       ==========

Net income per share:
                 Basic                    $      .14                                    $      .08
                 Diluted                  $      .14                                    $      .08

Weighted shares outstanding:
                 Basic                         8,668                                         9,568
                 Diluted                       8,923                                         9,823


See accompanying notes to pro forma consolidated financial statements.

                              AETRIUM INCORPORATED
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1998
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                           As Historically Reported
                                          -------------------------                               Pro
                                                          Equipment          Pro Forma           Forma
                                            Aetrium       Division          Adjustments       Consolidated
                                          -------------------------         ----------        ------------
                                                                             (Note 2)
Net sales                                 $   20,481     $    2,994                            $   23,475
Cost of goods sold                            10,198          1,149                                11,347
                                          -------------------------                            ----------
  Gross profit                                10,283          1,845                                12,128
                                          -------------------------                            ----------

Operating expenses:
  Selling, general, and administrative         4,330            956                180 (2A)         5,466
  Research and development                     2,949            151                                 3,100
                                          -------------------------         ----------         ----------
    Total operating expenses                   7,279          1,107                180              8,566
                                          -------------------------         ----------         ----------

Income from operations                         3,004            738               (180)             3,562
Other income (expense), net                      305              0                (85)(2B)           220
                                          -------------------------         ----------         ----------
Income  before income taxes                    3,309            738               (265)             3,782

Provision for income taxes                      (926)                             (161)(2C)        (1,087)
                                          -------------------------         ----------         ----------

Net income                                $    2,383     $      738         $     (426)        $    2,695
                                          =========================         ==========         ==========


Net income per share:
                 Basic                    $      .27                                           $      .28
                 Diluted                  $      .27                                           $      .27

Weighted shares outstanding:
                 Basic                         8,791                                                9,691
                 Diluted                       8,955                                                9,855


See accompanying notes to pro forma consolidated financial statements.

                              AETRIUM INCORPORATED

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)
                                   (Unaudited)

NOTE 1 - UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

          Adjustments to reflect the purchase accounting required by APB No. 16, including the $ 7,835 cash paid, the issuance of 900,000 shares of Aetrium common stock, the $ 320 of other acquisition - related costs, and the allocation of the purchase price to the net assets acquired based on their estimated fair values as of April 1, 1998:

          (A)  Purchase price:

                 Cash                                                   $ 7,835
                 900,000 shares of Aetrium common stock                  15,413
                 Other acquisition related costs (accrued liabilities)      320
                                                                            ---
                         Total purchase price                          $ 23,568
                                                                       ========

          (B) Adjustment to reflect the allocation of a portion of the purchase price to intangible assets:

                 Intangible assets - trained workforce                    $ 180
                 Intangible assets - capitalized  technology              7,086
                 Intangible assets - goodwill                             1,430
                                                                          -----
                          Total                                         $ 8,696
                                                                        =======

          (C) Adjustment to reflect the allocation of a portion of the purchase price to research and development in process ("R & D"):

                 Retained earnings                                     $(12,000)
                 Deferred income taxes - current                            272
                 Deferred income taxes - noncurrent                       3,808
                                                                          -----
                          Total                                        $ (7,920)
                                                                       ========

          (D) Adjustments to the Equipment Division net assets and shareholders' equity:

                 Equipment Division net assets                         $ (2,872)
                 Adjustments related to Note 1(A) above                  15,413
                 Adjustments related to Note 1(C) above                  (7,920)
                                                                         ------
                           Total                                        $ 4,621
                                                                        =======

                              AETRIUM INCORPORATED

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)
                                   (Unaudited)

NOTE 2 - UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME ADJUSTMENTS

          The pro forma consolidated income statements for the year ended December 31, 1997 and three months ended March 31, 1998 assume that the acquisition occurred on January 1, 1997. The pro forma adjustments assume that Aetrium realized reduced interest income during the periods presented due to the pro forma cash outlay on January 1, 1997 and the use of funds to finance the Equipment Division operations. In addition, the pro forma adjustments include amortization expense on acquisition-related intangible assets and income tax expense related to the Equipment Division's income and other pro forma adjustments:

                                                        Year ended      Three months ended
                                                     December 31, 1997    March 31, 1998
                                                     -----------------    --------------
          (A)  Adjustments to reflect amortization
               expense on acquisition-related
               intangible assets                             $ 720            $ 180
                                                             =====            =====


          (B)  Adjustments to other income (expense),
               net:

                   Aetrium reduced interest income
                   related to the cash outlay for the
                   acquisition and the use of funds to
                   conduct the Equipment Division's
                   operations.                              $ (339)           $ (85)
                                                            ======            =====



          (C)  Adjustments to record income taxes
               related to the Equipment Division's
               income and the pro forma adjustments,
               calculated at statutory rates.                $ 234            $(161)
                                                             =====            =====

          Supplementary Information:

          (1) The nonrecurring pre-tax charge associated with the purchase of research and development in process, amounting to approximately $ 12,000 has not been reflected in the pro forma consolidated statements of income. Such charge will be included in the Company's operating results for the quarter ended June 30, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AETRIUM INCORPORATED




Dated:  June 18, 1998                     By  /s/ Joseph C. Levesque
                                              ----------------------
                                              Joseph C. Levesque
                                              Chief Executive Officer and
                                              President

                                INDEX TO EXHIBITS

Item                                                      Method of Filing
----                                                      ----------------


23.1       Consent of Jonathan Cocks & Associates       Filed electronically
                                                        herewith.

27.1       Financial Data Schedule                      Filed electronically
                                                        herewith.